Exhibit 99.1

CTD Holdings Names New Chief Executive

Dr. Jeffrey Tate promoted to CEO; C.E. Rick Strattan to serve as Executive Chairman

Alachua, Fla., July 9, 2014 (Marketwired) – CTD Holdings, Inc. (OTCQB:CTDH), a distributor and manufacturer of cyclodextrin products including the orphan drug designated Trappsol(R) Cyclo(TM), today announced the promotion of Dr. Jeffrey Tate to Chief Executive Officer, following the retirement of C.E. Rick Strattan. Dr. Tate will hold the titles of President and CEO of CTD Holdings, Inc.; Mr. Strattan will become Executive Chairman. Dr. Tate has been President of CTD for 3 years and is a seasoned executive with more than 30 years of experience in both academic and industrial biotechnology. Mr. Strattan is the founder of the CTD Holdings Family of Companies and took the company public in 1994.

“Dr. Tate has proven himself to be the best person for the CEO position as we continue growing the company,” Mr. Strattan said. “I look forward to supporting his excellent work as we continue to move forward.”

Said Dr. Tate: “I sincerely appreciate the opportunity to lead the company as we move into a growth phase fueled by our Sphingo Biotechnology division and the Trappsol(R) Cyclo(TM) orphan drug opportunity. Rick has created a strong foundation on which to build.”

The Company also announced its intention to file a Drug Master File with the U.S. FDA in the third quarter of 2014 and to move forward with clinical trials for its orphan drugs designated Trappsol(R) Cyclo(TM) product. Protocol development for that clinical trial is now in progress.

The Company’s orphan drug designated Trappsol(R) Cyclo(TM) product has been used under compassionate use Investigational New Drug protocols to treat Niemann-Pick Type C disease, a genetic disease that is often fatal in young children.

About the Company:

The CTD Holdings, Inc. Family of Companies distributes and manufactures the trademarked Trappsol(R) and Aquaplex(R) cyclodextrins, cyclodextrin derivatives, and cyclodextrin complexes for research, nutrition, cosmetic and medical markets. Sphingo Biotechnology, Inc. is developing Trappsol(R) Cyclo(TM), an orphan drug designated product, for the treatment of Niemann Pick Type C, a fatal genetic disease in young children. NanoSonic Products, Inc. operates the world's only cGMP pulse drying facility for the production of ultra-pure cyclodextrin derivatives and pharmaceutical grade Aquaplex(R) cyclodextrin complexes. CTD, Inc. supplies researchers around the globe from the world’s largest catalog of cyclodextrins. The companies offer a wide variety of cyclodextrin related manufacturing services to worldwide customers, including custom formulation, manufacturing, and commercial scale supply of pharmaceutical grade cyclodextrin complexes. For additional information, visit the Company's websites: www.ctd-holdings.com and www.cyclodex.com

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Safe Harbor Statement:

This press release contains "forward-looking statements" about the Company's current expectations about future results, performance, prospects and opportunities. Statements that are not historical facts, such as "anticipates," "believes" and "expects" or similar expressions, are forward-looking statements. These statements are subject to a number of risks, uncertainties and other factors that could cause actual results in future periods to differ materially from what is expressed in, or implied by, these statements. The factors which may influence the Company's future performance include the Company's ability to obtain additional capital to expand operations as planned, success in attracting additional customers and profitable contracts, and regulatory risks associated with producing food and pharmaceutical grade products. These and other risk factors are described from time to time in the Company's filings with the Securities and Exchange Commission, including, but not limited to, the Company's reports on Forms 10-K and 10-Q. Unless required by law, the Company assumes no obligation to update or revise any forward-looking statements as a result of new information or future events.

Contact:

Sitrick And Company

Wendy Tanaka, (415) 369-8447, wtanaka@sitrick.com

Thomas Mulligan, (212) 573-6100, Ext. 395, tmulligan@sitrick.com

Source: CTD Holdings, Inc.